Exhibit 10.9

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
WITH WILLIAM M. PURDY

     This AMENDMENT (“the Amendment”) is made effective July 30, 2002, by and between American Management Systems, Incorporated, a corporation formed under the laws of the State of Delaware with its principal place of business at 4000 and 4050 Legato Road, Fairfax, VA 22033 (“AMS”), and William M. Purdy, residing at 2804 North Harrison Street, Arlington, VA 22207 (the “Employee”).

     WHEREAS, the Employee is employed by AMS as President and Chief Operating Officer pursuant to an employment agreement dated February 5, 2001, as amended effective December 1, 2001 (the “Employment Agreement”);

     WHEREAS, the parties desire to amend the Employment Agreement to provide the Employee with additional retirement income in the manner agreed to by the Compensation Committee of the Board of Directors of AMS on July 26, 2002; and

     WHEREAS, Section 17 of the Employment Agreement provides that the agreement may be amended or modified by a written instrument executed by both AMS and the Employee;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Amendment, the sufficiency of which the parties acknowledge, it is agreed as follows:

1. Section 5 of the Employment Agreement shall be and hereby is revised by adding at the end thereof a new subsection to read as follows:

f. Retirement Annuity

AMS shall purchase on behalf of the Employee a commercial deferred annuity with a premium of $1,250,000 less applicable withholding. Notwithstanding anything to the contrary in the annuity, the Employee may not exercise any right that he might have under the annuity to begin receiving benefits at any time before the date that the Employee terminates employment with AMS. The Employee shall pay to AMS an amount equal to the full amount of any benefit that he receives in violation of this restriction.

2. This Amendment shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

WILLIAM M. PURDY		AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
/s/ William M. Purdy	By:	/s/ Garry Griffiths

Garry Griffiths
Date: 7/30/02	Date:	7/30/02